                                                                    EXHIBIT 21.1

                  List of Subsidiaries of Virata Corporation
                  ------------------------------------------

D2 Technologies, Inc.                    California

Inverness Systems, Inc.                  California

Inverness Systems, Ltd.                  Israel

Virata Limited                           United Kingdom

Virata Santa Clara Corporation           Delaware

Virata Raleigh Corporation               Delaware

Virata Taiwan                            Taiwan

Virata International Sales Corporation   Delaware